Exhibit 10.1
JMAR TECHNOLOGIES, INC. 2006 EQUITY INCENTIVE PLAN
SECTION I.
PURPOSE
     The purpose of the JMAR Technologies, Inc. 2006 Equity Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of JMAR Technologies, Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, stimulating the efforts of such persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.
SECTION II.
DEFINITIONS
     For purposes of this Plan, the following terms shall have the following meanings:
     2.1 “Advisor” means a person who provides bona fide advisory or consulting services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.
     2.2 “Award” means any form of Stock Option, Restricted Stock Award, Unrestricted Stock Award, or Stock Appreciation Right granted under this Plan.
     2.3 “Award Agreement” means a written agreement setting forth the terms of an Award.
     2.4 “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.
     2.5 “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” means, unless otherwise defined in an Award Agreement, a Participant’s engaging in any of the following acts:
     (i) any type of disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant’s employment or business relationship with the Company or Subsidiary; or
     (ii) conviction of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or a Subsidiary; or
     (iii) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary; or
     (iv) a material breach of any agreement with the Company or a Subsidiary in respect of confidentiality, non-disclosure, non-competition or otherwise; or
     (v) any serious violation of a policy of the Company or a Subsidiary that is materially damaging to the interests of the Company or Subsidiary.
     2.8 “Change in Control” means the occurrence after the Effective Date of any of the following events:

     (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company’s voting securities then outstanding (“Voting Shares”);
     (ii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefore), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.
     2.9 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to any particular section of the Code include references to any successor amendments or replacements of such section.
     2.10 “Committee” means the committee appointed by the Board and consisting of two or more Directors of the Company, each of whom shall be a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined in the regulations under Section 162(m) of the Code.
     2.11 “Common Stock” means the Company’s Common Stock, par value $.01 per share, and any successor security.
     2.12 “Company” means JMAR Technologies, Inc.
     2.13 “Designated Payment Date” has the meaning set forth in Section 8.2(a).
     2.14 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Officer (or officer) or Employee of the Company or any Subsidiary, except that a person serving as Chief Executive Officer and director shall be considered a “Director”.
     2.15 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement.
     2.16 “Effective Date” means June 23, 2006.
     2.17 “Eligible Person” means any person who is either an Employee, Director or Advisor.
     2.18 “Employee” means (i) any officer or employee of the Company or a Subsidiary (including those employees on military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary) or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary.
     2.19 “Exchange Act” means the Securities Exchange Act of 1934.
     2.20 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.

     2.21 “Fair Market Value” means, as of any date, (i) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the average of the closing selling prices at which shares of the Common Stock were traded on such recognized securities exchange for the 5 days prior to the Date of Grant or, if the Common Stock was not traded on said date, upon the basis of the average of the closing selling prices for the 5 days prior to the nearest date preceding the Date of Grant, or (ii) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the average between the closing bid and asked quotations for such stock (or the closing selling price for such stock, if applicable) for the 5 days prior to the Date of Grant (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the Date of Grant, then upon the basis of the average between the closing bid and asked quotations (or the closing selling price, as the case may be), for the 5 days prior to the nearest date preceding the Date of Grant.
     2.22 “Immediate Family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of Stock Options and SARs awarded under this Plan, such definition shall apply, without further action of the Board.
     2.23 “Incentive Stock Option” means any Stock Option awarded under Section VII of this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
     2.24 “Non-Qualified Stock Option” means any Stock Option awarded under Section VII of this Plan that is not an Incentive Stock Option.
     2.25 “Officer” means a person who has been determined to be an officer of the Company under Rule 16a-1(f) in a resolution adopted by the Board.
     2.26 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.
     2.27 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.
     2.28 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the Treasury Regulations thereunder.
     2.29 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (ii) appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including, without limitation, earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including, without limitation, net income); (xii) operating income (including, without limitation, net operating income); (xiii) operating profit (including, without limitation, net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share.
     2.30 “Reference Price” with respect to a SAR means a dollar amount determined by the Committee at the time of Grant.
     2.31 “Replacement Option” means a Stock Option granted pursuant to Section 7.4 upon the exercise of a Stock Option granted pursuant to the Plan where the Option Price is paid with previously owned shares of Common Stock.
     2.32 “Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

     2.33 “Restricted Stock Award” means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.
     2.34 “Retirement” means an Employee’s or Director’s Separation from Service (in each case other than by reason of death or Disability or for Cause) on or after (i) attainment of age 65 or (ii) attainment of age 55 with 10 years of employment with, or service on the Board of, the Company or a Subsidiary.
     2.35 “Rule 16b-3” and “Rule 16a-1(f)” mean Rules 16b-3 and 16a-1(f) under the Exchange Act or any corresponding successor rules or regulations.
     2.36 “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.
     2.37 “Share” means one share of the Company’s Common Stock.
     2.38 “Short-term Deferral Deadline” means the later of the 15th day of the third month following the Participant’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or the 15th day of the third month following the end of the Company’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code). Notwithstanding the foregoing, if it is administratively impracticable for the Company to make a payment or to deliver Shares by the end of the applicable 2 1/2 month period, or if making the payment or delivering the Shares by the end of the applicable 2 1/2 month period would jeopardize the solvency of the Company, and, as of the Grant Date, such impracticability or insolvency was unforeseeable, the payment or delivery shall be made as soon as reasonably practicable after the applicable 2 1/2 month period and shall be considered as having been made prior to the Short-term Deferral Deadline. For purposes of this definition, an action or failure to act of the Participant or a person under the Participant’s control, such as a failure to provide necessary information or documentation, is not an unforeseeable event.
     2.39 “Specified Employee Delayed Payment Date” has the meaning set forth in Section 8.2(a).
     2.40 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares or a combination thereof equal in value to, the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.
     2.41 “Stock Option” or “Option” means the right to purchase shares of Common Stock (including a Replacement Option) granted pursuant to Section VII of this Plan.
     2.42 “Subsidiary” means, with respect to grants of Awards (other than Incentive Stock Options), any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A) that may be aggregated with the Company.
     With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.
     2.43 “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.
     2.44 “Unrestricted Stock Award” means an Award granted pursuant to Section 8.3.
     2.45 “Vest” means, in the case of any Award, to become exercisable or become free of restrictions solely as a result of either (i) the passage of required time periods specified under the terms of the Award (“Passage of Time Criteria”) or (ii) the inapplicability of Passage of Time Criteria due to a Change of Control or a Separation from Service pursuant to the provisions of Section X. For purposes of this Plan, “Vest” does not refer to an Award becoming exercisable or free of restrictions due to the attainment of performance criteria or any other criteria not solely related to the passage of time (“Other Criteria”). An Award whose terms specify Other Criteria that have not been fully satisfied at the time of a Change of Control or Separation from Service will not Vest

(unless otherwise determined by the Committee or specifically provided by such terms) as a result of such Change of Control or Separation from Service (even if the terms of such Award contain Passage of Time Criteria in addition to, in combination with, or as an alternative to such Other Criteria).
SECTION III.
ADMINISTRATION
     3.1 The Committee. This Plan shall be administered and interpreted by the Committee. Except as provided in Section 3.4, any function of the Committee also may be performed by the Board. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting.
     3.2 Powers of the Committee. The Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:
     (i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Restricted Stock, Unrestricted Stock, and Stock Appreciation Rights;
     (ii) to select the Eligible Persons to whom Awards may be granted;
     (iii) to determine the types and combinations of Awards to be granted to Eligible Persons;
     (iv) to determine the number of Shares or units which may be subject to each Award;
     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures or contingencies, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and
     (vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the granting of a new Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or be inconsistent with the terms of the Plan, but no such changes shall impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.
     3.3 Guidelines. The Committee will have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.
     3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s Officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.
     3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.
     3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.

SECTION IV.
SHARES SUBJECT TO PLAN
     4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued under this Plan shall not exceed 2,000,000 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company following original issuance.
     4.2 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. In addition, a SAR settled in Shares of Common Stock shall be considered settled in full against the number of Shares available for award.
     4.3 Adjustment Provisions.
          (a) Adjustment for Change in Capitalization. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to shareholders of cash or property which, in the Committee’s sole judgment, has a substantial impact on the value of outstanding Shares, then the numbers of Shares and SAR units specified in Section 4.1, the specified or fixed numbers of Shares or SAR units covered by each outstanding Award, and, if applicable, the Option Price or Reference Price for each outstanding Award shall be proportionately adjusted in such manner as the Committee in its sole judgment determines to be equitable and appropriate; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) the numbers of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.
          (b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares or SAR units reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate; provided, that the numbers and types of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.
SECTION V.
CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.
     5.1 Effect of Change in Control On Outstanding Awards. In the event of, and upon a Change in Control, all Awards outstanding on the date of such Change in Control shall become fully (100%) Vested.
     5.2 Separation from Service After Change in Control. In the event that an Employee has a Separation from Service as a result of the Company or a Subsidiary terminating such Employee’s service for any reason other than for Cause within one (1) year after a Change in Control, all of the outstanding Vested Stock Options and SARs held by such Employee on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of Separation from Service or the respective Expiration Dates of such Stock Options and SARs.
     5.3 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (i) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or other entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefor, or (ii) dissolve or liquidate, then (A) the Committee shall cause written notice of such proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) Vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of such transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (x) such exercise shall be conditioned on consummation of such transaction, (y) such exercise shall be effective immediately prior to the consummation of such transaction, and (z) the Option Price for any such Stock Options shall not be required to be paid until 7 days after written notice by the Company to the Participant that such transaction has been consummated. If such transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of such transaction. If such transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 5.3 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have Vested solely by operation of this Section 5.3, such Vesting shall be deemed annulled and of no force or effect and the Vesting provisions of such Award shall be reinstated.
     5.4 Applicability of Section V. The provisions of Section V shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted.
SECTION VI.
EFFECTIVE DATE AND DURATION OF PLAN
     6.1 Duration of Plan. The Plan shall continue in effect indefinitely until terminated by the Board pursuant to Section XI. Notwithstanding the continued effectiveness of this Plan, no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the Effective Date.
SECTION VII.
STOCK OPTIONS
     7.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option. One or more Stock Options may be granted to any Eligible Person, except that only Non-Qualified Stock Options may be granted to any Director of or Advisor to the Company.
     7.2 Terms of Options. Except as otherwise required by Sections 7.3 and 7.4, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
          (a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in the case of Incentive Stock Options in no event shall the Option Price be less than 100% of Fair Market Value on the Grant Date.
          (b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Award Date.

          (c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement; provided, however, that an Option may not be exercised as to less than one hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.
          (d) Method of Exercise. A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant. Payment in full or in part also may be made in the form of Shares of Common Stock owned by the Participant for at least six (6) months prior to exercise, which Shares shall be valued at the Fair Market Value of the Common Stock on the date of exercise.
          (e) Cashless Exercise. A Participant may elect to pay the Exercise Price upon the exercise of an Option by authorizing a broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
          (f) Non-Transferability of Options. Stock Options shall be Transferable only to the extent provided in Section 12.3 of this Plan.
          (g) Termination. Stock Options shall terminate in accordance with Section X of this Plan.
          (h) No Right to Defer. In no event shall a Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Stock Option under Treas. Reg. § 1.83-7, or the time the Shares acquired pursuant to the exercise of the Stock Option first become substantially vested (as defined in Treas. Reg. § 1.83-3(b)).
          (i) Fixed Number of Shares. The number of Shares subject to a Stock Option shall be fixed on the Grant Date.
     7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:
          (a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an “incentive stock option” as that term is defined in Section 422 of the Code.
          (b) Ten Percent Shareholder. An Incentive Stock Option shall not be awarded to any person who, at the time of the Award, owns or is deemed to own (by reason of attribution rules of Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation (as defined in Section 424(e) of the Code), if any, and its subsidiary corporations (as defined in Section 424(f) of the Code).
          (c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock Option under Section 422 of the Code, except as may result in the event of a Change of Control.
          (d) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.
     7.4 Replacement Options. Each grant of an Option shall automatically include the right to acquire a Replacement Option upon the exercise of such Option (in whole or in part) prior to an Employee’s Separation from Service if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:
          (a) Number of Shares. The number of Shares subject to the Replacement Option shall not exceed the sum of the number of whole Shares used to satisfy the Option Price (whether by delivery of Shares to the Company or by reduction of Shares otherwise deliverable to the Participant on exercise) of the original Option and the number of whole Shares, if any, used to satisfy the payment for withholding taxes (whether by such delivery or such reduction) in accordance with Section 12.6.
          (b) Grant Date. The Replacement Option Grant Date will be the date of the exercise of the original Option.
          (c) Option Price. The Option Price per share of Common Stock purchasable under a Replacement Option shall be determined by the Committee at the time of grant, except that in the case of Incentive Stock Options in no event shall the Option Price be less than 100% of Fair Market Value on the Replacement Option Grant Date.
          (d) Vesting. The Replacement Option shall be exercisable no earlier than one (1) year after the Replacement Option Grant Date.
SECTION VIII.
RESTRICTED AND UNRESTRICTED STOCK AWARDS
     8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Such conditions may, but need not, be conditions that cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Sections 83 or 409A of the Code).
     8.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:
          (a) Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting, as determined by the Committee. If Shares are to be issued upon vesting, such Shares shall be delivered on or before the Short-term Deferral Deadline, except that Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 10.1(a) shall be delivered on the first payroll date following the date of Separation from Service (the “Designated Payment Date”). If the Shares cannot be delivered on the Designated Payment Date because it is administratively impracticable, the Shares will be delivered as soon as administratively practicable, but in no event later than a date within the same calendar year as the Designated Payment Date or, if later, by the 15th day of the third calendar month following the Designated Payment Date. Notwithstanding the forgoing, (i) if it is reasonably determined that Section 409A of the Code will result in the imposition of additional tax on account of the delivery of the Shares before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i) (relating to the required delay in payment to a specified employee pursuant to a Separation from Service), such delivery will in lieu thereof be made on the date that is six (6) months and one (1) day following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant) (the “Specified Employee Delayed Payment Date”), and (ii) a Participant may defer delivery of the Shares subject to a Restricted Stock Award to a date or dates after the Restricted Stock Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) if the terms of the Restricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.
          (b) Stock Powers and Custody. If shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.
          (c) Shareholder Rights. Participants receiving Restricted Stock Awards that provide for issuance of the Shares upon vesting (including Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 10.1(a)) shall not be entitled to dividend or voting rights in respect of any such Shares until they are fully vested and issued.

     8.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Eligible Persons in recognition of outstanding achievements or contributions by such persons or (ii) Directors for service on the Board or Committees of the Board. Unrestricted Shares issued under this Section 8.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the Shares subject to such Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant; provided that a Participant may defer delivery of the Shares subject to an Unrestricted Stock Award to a later date or dates if the terms of the Unrestricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.
SECTION IX.
STOCK APPRECIATION RIGHTS
     9.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights. Any Stock Appreciation Right granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.
     9.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted pursuant to this Section IX shall be subject to the following terms and conditions:
          (a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Award Date.
          (b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after its Award Date.
          (c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.
          (d) Distribution. The Committee shall determine in its sole discretion, at or after the Award Date, whether Shares, cash or a combination thereof shall be delivered to the holder upon exercise of a SAR. Shares so delivered shall be valued at their Fair Market Value on the date of the SAR’s exercise.
          (e) Non-Transferability and Termination. SARs shall be Transferable only to the extent provided in Section 12.3 of this Plan and shall terminate in accordance with Section X of this Plan.
          (f) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.
          (g) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Award Date.
SECTION X.
TERMINATION OF AWARDS
     10.1 Termination of Awards to Employees and Directors. Subject to the provisions of Section 10.2, all Awards issued to Employees and Directors under this Plan shall terminate as follows:
          (a) Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service by reason of his or her death, Disability or Retirement, all of the Participant’s Vested or otherwise exercisable Stock Options and SARs may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of one (1) year after the date of such Separation from Service or until the expiration of the stated term of such Award, whichever period is shorter.
          (b) Termination For Cause. If such a Participant Separates from Service for Cause, or if after such separation the Participant engages in any act which would have warranted a Separation from Service for Cause, the Participant shall forfeit all of his or her rights to any outstanding Awards which have not been exercised and all of such unexercised Awards shall terminate upon the earlier to occur of the date of Separation from Service or the date upon which the Participant has engaged in any of the conduct described as justifying such a separation for Cause.
          (c) Other Termination. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service for any reason other than death, Disability, Retirement or Cause, all of the Participant’s Vested or otherwise exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or sixty (60) calendar days after such Separation from Service. If a Participant dies during the sixty (60) day period following the Separation from Service, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one (1) year from the date of death or until the expiration of the stated term of the Award, whichever occurs first.
     10.2 Awards to Advisors. An Award granted to an Advisor shall terminate as provided in the Award Agreement.
     10.3 Acceleration of Vesting Upon Termination. Upon a Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, either the Committee or, unless the Committee determines otherwise, the Chief Executive Officer may, in its or his sole discretion, accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by the Participant so that such Awards will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee or Chief Executive Officer may choose; provided, however, that (i) no person or entity other than the Committee shall have the authority or discretion to accelerate the Vesting of, otherwise cause to be exercisable or free of restrictions or conditions, any Award granted to an Officer or Director of the Company, and (ii) such acceleration or waivers shall not cause the Award to be treated as the granting of a new Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.
     10.4 Repricing, Exchange and Repurchase of Awards. Notwithstanding any other provisions of this Plan, without shareholder approval and the consent of each affected Participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company of any Option or SAR with an Exercise Price or Reference Price above Fair Market Value at the time of such repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.
SECTION XI.
          TERMINATION OR AMENDMENT OF THIS PLAN
     11.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval if such amendment would increase the maximum number of Shares or amount of cash which may be granted to any individual Participant, or increase the total number of Shares available for issuance under this Plan, or if such approval is required pursuant to applicable requirements of the Code, the Exchange Act or the listing requirements of any stock exchange on which the Common Stock is traded. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Award to cause the Plan and such Award to remain beyond the scope of the types of compensatory arrangements that are subject to the requirements of Section 409A of the Code or to otherwise comply with the requirements of Section 409A. If any amendment to the Plan or any provision of an Award would cause the Participant to be subject to a tax penalty under Section 409A of the Code, such amendment or provision shall be deemed modified in such manner as to render the Plan or Award exempt from, or compliant with, the requirements of Section 409A and to effectuate as nearly as possible the original intention of the Board.
SECTION XII.
GENERAL PROVISIONS
     12.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.
     12.2 Awards to Persons Outside the United States. To the extent necessary or appropriate to comply with foreign law or practice, the Committee may, without amending this Plan: (i) establish special rules applicable to Awards granted to Eligible Persons who are either or both foreign nationals or employed outside the United States, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Eligible Persons in accordance with those rules; provided that such special rules and provisions of the Award Agreements evidencing such Awards do not cause the Plan or such Awards to be considered to be compensatory arrangements subject to the requirements of Section 409A of the Code in violation of the exemption for foreign arrangements contained in any guidance issued thereunder.
     12.3 Non-Transferability of Awards. Except as provided in the following sentence, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion, at the time of grant, permit a Participant to transfer a Non-Qualified Stock Option, SAR, or Restricted Stock Award for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Immediate Family, in exchange for an interest in that entity.
     12.4 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.
     12.5 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.
     12.6 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the exercise date in the case of a Stock Option and on the vesting date in the case of a Restricted Stock Award. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to the grant or exercise of any Award granted pursuant to this Plan.
     12.7 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.
     12.8 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.
     12.9 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
     12.10 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory repurchase obligation or put or call right that is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.
     12.11 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.